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                                                                    EXHIBIT 3.10

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              VIRAGEN (EUROPE) LTD.

         Viragen (Europe) Ltd. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         The amendment to the Corporation's Certification of Incorporation as set forth in the following resolution approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware:

         RESOLVED, that the Board of Directors hereby authorizes an amendment to its Certificate of Incorporation to increase its authorized common capital stock from 30,000,000 shares of Common Stock, $.01 par value, to 75,000,000 shares of Common Stock, $.01 par value, and in particular the Board hereby approved an amendment to Article FOURTH Section ONE of the Certificate of Incorporation, as amended, to increase the Common Stock, $.01 par value, and shall read in its entirety as follows:

                  "1. Seventy-Five Million (75,000,000) shares of common stock, each share of which shall have a par value one cent ($.01)."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certification of Incorporation to be signed by Gerald Smith, Chairman of the Board and President and attested to by Dennis W. Healey, Secretary, and the seal of the Corporation has been duly affixed hereto, this 28 day of August, 2001.

                                       VIRAGEN (EUROPE) LTD.

                                       By: /s/ Gerald Smith
                                           -------------------------------------
                                           Gerald Smith, Chief Executive
                                           Officer and President

ATTEST:

/s/ Dennis W. Healey
------------------------------------
Dennis W. Healey, Secretary